Exhibit 99.1

MindMed Announces Completion of Share Redesignation

NEW YORK, June 30, 2022 – Mind Medicine (MindMed) Inc. (NASDAQ: MNMD) (NEO: MMED) (“MindMed’’ or the “Company”) announces that it has completed its previously announced redesignation of its subordinate voting shares as common shares (the “Common Shares”) of the Company. The Common Shares will be assigned CUSIP number 60255C802 and ISIN number CA60255C8025 following the redesignation. The Common Shares will begin trading on a post-Redesignation basis under the new CUSIP and ISIN numbers on the NEO Exchange and NASDAQ at market open on July 4, 2022 and July 5, 2022, respectively, under the existing trading symbols.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel products to treat brain health disorders, with a particular focus on psychiatry, addiction, pain and neurology. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative drug candidates, with and without acute perceptual effects, targeting the serotonin, dopamine and acetylcholine systems.

MindMed trades on NASDAQ under the symbol MNMD and on the NEO Exchange under the symbol MMED.

For Media: media@mindmed.co

For Investors: ir@mindmed.co

Cautionary Notes and Forward-looking Statements

This news release includes certain statements that constitute “forward-looking statements”, and “forward-looking information” within the meaning of applicable securities laws collectively “forward-looking statements”. These include statements regarding the Company’s intent, or the beliefs or current expectations of the Company’s officers and directors. When used in this new release, words such as “will”, “would”, “subject to”, “anticipates”, “at which time”, “will allow”, “pursue” and similar expressions are intended to identify these forward-looking statements as well as phrases or statements that certain actions, events or results “may”, “could”, “would”, “should”, “occur” or “be achieved” or the negative connotation of such terms. As well, forward-looking statements may relate to the Company’s future outlook and anticipated events, such as the expectation that the Common Shares will resume trading on July 4, 2022 on the NEO Exchange and July 5, 2022 on NASDAQ. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date those statements are made. Except as required by applicable law, the Company assumes no obligation to update or to publicly announce the results of any change to any forward-looking statement contained or incorporated by reference herein to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. If the Company updates any one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements. All forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement.